                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                          United Cities Gas Company
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)

                                James B. Ford
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(j)(2).


/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     (1)  Amount Previously Paid:  $125.00


     (2)  Form, Schedule or Registration Statement No.:  Pre 14A


     (3)  Filing Party:  United Cities Gas Co.


     (4)  Date Filed:  3/16/94

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
- --------------------------------------------------------------------------------

         The Annual Meeting of Shareholders of United Cities Gas Company ("Company") will be held in the fifth floor auditorium of the First American Center, 326 Union Street, Nashville, Tennessee, on Friday, April 29, 1994, at 10:30 a.m. local time, for the following purposes:

   1.  To elect three directors of the Company;

   2. To consider and act upon a proposed Amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock as set forth in the accompanying
       Proxy Statement;

   3. To consider and act upon a proposal to amend the Employee Stock Purchase Plan as described in the Proxy Statement;

   4. To transact such other business as may properly come before the meeting or any adjournments thereof.

         THE CLOSE OF BUSINESS ON MARCH 25, 1994, HAS BEEN FIXED BY THE BOARD OF DIRECTORS AS THE RECORD DATE FOR THE DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OR ANY ADJOURNMENTS THEREOF.

                                     By Order of the Board of Directors,



                                     Shirley M. Hawkins
                                     Senior Vice President and Secretary

Brentwood, Tennessee
April 4, 1994


                                   IMPORTANT
- --------------------------------------------------------------------------------
         EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE PROXY PROMPTLY. A BUSINESS REPLY ENVELOPE, REQUIRING NO POSTAGE, IS PROVIDED FOR YOUR USE.
- --------------------------------------------------------------------------------

  5300 Maryland Way  -  Brentwood, Tennessee 37027  -  Telephone: 615/373-5310

                                                                   April 4, 1994

                                PROXY STATEMENT
- --------------------------------------------------------------------------------

         Proxies in the form enclosed with this statement are solicited by the Board of Directors of United Cities Gas Company to be voted at the Annual Meeting of Shareholders to be held in the fifth floor auditorium of the First American Center, 326 Union Street, Nashville, Tennessee, on Friday, April 29, 1994, at 10:30 a.m. local time, for the purposes set forth in the foregoing Notice of Annual Meeting. This proxy statement and proxy card are being mailed by April 4, 1994.


                             REVOCABILITY OF PROXY
- --------------------------------------------------------------------------------
         Each valid proxy which is returned will be voted at the meeting. A proxy may be revoked by the person or persons voting at any time prior to the recording of the official vote. Shareholders attending the meeting may, on request, vote their own shares even though they have previously sent in a proxy.


                               VOTING SECURITIES
- --------------------------------------------------------------------------------

         As of the close of business on March 25, 1994, the record date fixed by the Board of Directors for determining shareholders of the Company entitled to notice of and to vote at the Annual Meeting of Shareholders, there were 10,353,473 shares of Common Stock outstanding.

         Shares of Common Stock held for the accounts of participants in the Company's Dividend Reinvestment and Stock Purchase Plan will be voted by the Plan Administrator in the same manner as the participants vote their shares held of record.

         Cumulative voting in the election of directors is permitted. Under cumulative voting, each shareholder is entitled to as many votes as shall equal the number of shares of stock held as of the record date multiplied by the number of directors to be elected; a shareholder may cast all of such votes for a single director or may cast them for any or all of the directors in any manner desired. There are no conditions precedent to the exercise of the right of cumulative voting.

- --------------------------------------------------------------------------------

                       PROPOSAL 1 - ELECTION OF DIRECTORS
- --------------------------------------------------------------------------------

         The Company's By-laws provide for a board of 10 directors serving staggered three-year terms. It is proposed that the following three persons be nominated for election as directors to serve for terms of three years to expire in 1997 and until their successors are elected and qualified: Thomas J. Garland, Gene C. Koonce and George C. Woodruff, Jr.

         Mr. James L. Bomar, Jr., who has served the company for the past thirty-two years, has decided not to stand for re-election. The Nominating Committee of the Board is conducting a review of possible candidates to replace Mr. Bomar.

         It is intended that the proxies received in response to this solicitation will be voted for the election of the three persons so nominated, unless otherwise specified. If for any reason any nominee shall become unavailable for election or shall decline to serve, persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the remaining directors of the Company. No circumstances are presently known which would render any nominee herein unavailable.

         The name of each director nominee is disclosed below followed by a listing of directors whose terms expire at a later date. Included herein is the principal occupation of each director and any other business affiliations for the past five years as well as the year such person was elected a director of the Company.

- --------------------------------------------------------------------------------
              MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY
        RECOMMEND UNANIMOUSLY A VOTE "FOR" THE NOMINEES SET FORTH BELOW.
- --------------------------------------------------------------------------------

NOMINEES FOR DIRECTOR

THOMAS J. GARLAND  -------------------------------------------------------------
Executive in Residence and Distinguished Service Professor of the Civic Arts Tusculum College

Director Since: 1990
Board Committee:  Compensation (chairman)

         Mr. Garland, 59, is an executive in residence and distinguished service professor of the civic arts at Tusculum College in Greeneville, Tennessee and also a consultant. He previously served as chancellor of the Tennessee Board of Regents.

GENE C. KOONCE  ----------------------------------------------------------------
President and Chief Executive Officer

Director Since:  1978
Board Committee:  N/A

         Mr. Koonce, 62, joined the company in 1978 as president and chief executive officer. He is a professional engineer. Mr. Koonce is a director of First American Corporation in Nashville, Tennessee. He has served as chairman of the Southern Gas Association, a director of the American Gas Association and president of the Tennessee Gas Association.

- --------------------------------------------------------------------------------

GEORGE C. WOODRUFF, JR.  -------------------------------------------------------
Chairman
George C. Woodruff Company

Director Since:  1988
Board Committee:  Compensation

         Mr. Woodruff, 65, is chairman of the George C. Woodruff Company, a real estate development and management firm in Columbus, Georgia. Mr. Woodruff is a director of Synovus Financial Corporation, Columbus Bank and Trust Company, and Total System Services, Inc., all in Columbus, Georgia. He is past director of the Georgia Department of Industry, Trade and Tourism in Atlanta, Georgia.


TERMS EXPIRING IN 1995

DWIGHT C. BAUM  ----------------------------------------------------------------
Chairman of the Board

Retired Senior Vice President
PaineWebber Incorporated

Director Since: 1964
Board Committee:  Audit (ex officio)

         Mr. Baum, 81, was elected chairman of the board in October 1979. He is a retired senior vice president of PaineWebber Incorporated. Mr. Baum is also a director of Dominguez Services Corporation, Measurex Corporation and Westminster Capital Corporation.

DENNIS L. NEWBERRY, II  --------------------------------------------------------
Consultant and Private Investor

Retired President and Chief Executive Officer
Texas Gas Transmission Corporation

Director Since:  1986
Board Committee:  Compensation

         Mr. Newberry, 66, has been a consultant and private investor since his retirement as president and chief executive officer of Texas Gas Transmission Corporation.

TIMOTHY W. TRIPLETT  -----------------------------------------------------------
Partner
Blackwell Sanders Matheny Weary & Lombardi, Attorneys

Director Since:  1992
Board Committee:  Audit

         Mr. Triplett, 39, is a partner in the law firm of Blackwell Sanders Matheny Weary & Lombardi in Overland Park, Kansas.

- --------------------------------------------------------------------------------

TERMS EXPIRING IN 1996

VINCENT J. LEWIS  --------------------------------------------------------------
Senior Vice President
Howard, Weil, Labouisse, Friedrichs Inc.

Director Since:  1986
Board Committee:  Audit (chairman)

         Mr. Lewis, 49, is a senior vice president at Howard, Weil, Labouisse, Friedrichs Inc. in Rutherford, New Jersey. He served as a director of Tennessee-Virginia Energy Corporation until its acquistion by United Cities Gas Company in 1986.

J. M. (RAY) MCRAE  -------------------------------------------------------------
Chairman Emeritus
The First National Bancorp and its subsidiary,
The First National Bank

Director Since: 1979
Board Committee:  Compensation

         Mr. McRae, 70, is chairman emeritus of The First National Bancorp and its subsidiary, The First National Bank, both in Gainesville, Georgia. He is a director of Elan Corporation, PLC.

STIRTON OMAN, JR.  -------------------------------------------------------------
Consultant and Private Investor

Director Since:  1976
Board Committee:  Audit

         Mr. Oman, 61, is a consultant and private investor and previously served as chairman of the board of directors of Oman Construction Company in Nashville, Tennessee.
- ------------------------

         Mr. Baum, a director, is a retired senior vice president of PaineWebber Incorporated which has performed various investment banking services for the Company in the last fiscal year and is expected to perform similar services in the current year.


         Mr. Lewis, a director, is a senior vice president of Howard, Weil, Labouisse, Friedrichs Inc. which has performed investment banking services for the Company in the last fiscal year and is expected to perform similar services in the current year.


         Mr. Triplett, a director, is a partner in the law firm of Blackwell Sanders Matheny Weary & Lombardi which represents the Company and its primary liability insurance carrier in general liability lawsuits. The Company incurred expenses of $562,846 payable to Blackwell Sanders Matheny Weary & Lombardi in 1993 of which $249,930 was reimbursed by insurance. The fees paid to Blackwell Sanders Matheny Weary & Lombardi included amounts paid to other attorneys and outside experts under the firm's management.

- --------------------------------------------------------------------------------

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
- --------------------------------------------------------------------------------

         The following information is furnished with respect to beneficial ownership on March 25, 1994, of 5% or more of the Company's Common Stock.

                                              NUMBER OF SHARES      PERCENT
         NAME ADDRESS                      BENEFICIALLY OWNED (1)   OF CLASS
- --------------------------------------------------------------------------------
         Cincinnati Financial Corporation          648,500          6.3%
         Box 145496
         Cincinnati, Ohio 45250-5496


(1) To the Company's knowledge, the institution listed has sole power to vote and direct the disposition of the shares of stock of which it is the beneficial owner.



                        SECURITY OWNERSHIP OF MANAGEMENT
- --------------------------------------------------------------------------------
         The following table sets forth certain information concerning the ownership of Common Stock as of March 25, 1994, (i) by each member of the Board of Directors, (ii) each executive officer named in the Summary Compensation
Table herein, and (iii) all directors and executive officers as a group.

                       NUMBER                                                     NUMBER
                     OF SHARES                                                   OF SHARES
                   BENEFICIALLY     PERCENT OF                                 BENEFICIALLY    PERCENT OF
                    OWNED (1)        CLASS (2)                                    OWNED (1)    CLASS (2)
- ----------------------------------------------------------------------------------------------------------
Dwight C. Baum            196,201      1.9%       Dennis L. Newberry, II            2,086
Thomas R. Blose, Jr.        5,596(3)              Stirton Oman, Jr.                 1,501(3)
James B. Ford               3,040                 Glenn B. Rogers                  21,659
Thomas J. Garland           1,717                 Timothy W. Triplett               1,575
Shirley M. Hawkins          7,000                 George C. Woodruff, Jr.           1,580
Gene C. Koonce             17,792(3)              All directors and executive
Vincent J. Lewis           14,958                     officers as a group
J. M. (Ray) McRae           4,695                     (13 persons)                279,400(3)        2.7%



(1) Beneficial holdings shown herein are deemed to include shares held by wives and minor children; the directors and officers neither affirm nor deny that such shares are in fact beneficially owned by them.
(2) Unless otherwise noted, less than 1% per individual.
(3) Includes shares that may be acquired pursuant to the exercise of stock options exercisable within 60 days of March 25, 1994, as follows: 3,000 shares for Mr. Blose, 3,600 shares for Mr. Koonce and 9,600 shares for Mr. Rogers; and 16,200 shares for all directors and executive officers as a group.

- --------------------------------------------------------------------------------

                  MEETINGS AND FEES OF THE BOARD OF DIRECTORS
- --------------------------------------------------------------------------------

         During 1993 the Company's Board of Directors held five meetings and each incumbent director attended more than 75% of the aggregate board and committee meetings of the Committee on which he served.

         Non-officer directors of the Company receive an annual retainer fee of $18,000. In addition, these directors are paid $750 for each meeting of the Board of Directors and $500 for each committee meeting attended. Mr. Baum, as Chairman of the Board of Directors, receives an additional annual retainer fee of $8,000.

         In February 1992, a deferred compensation plan for members of the Company's Board of Directors was established. Under the plan, eligible participants may defer, until after termination of services as a director, any or all compensation for service on the Board. Interest will accrue on any deferred compensation balance. As of December 31, 1993, there was one participant in the plan deferring 65% of his total director compensation.


                      COMMITTEES OF THE BOARD OF DIRECTORS
- --------------------------------------------------------------------------------

         The Company has an Audit Committee comprised of the following directors: Mr. Baum, Mr. Lewis (chairman), Mr. Oman, and Mr. Triplett. The Audit Committee has responsibility for recommending to the Board of Directors the annual selection of independent public accountants, reviewing the scope of their audits, taking action as required with respect to audit reports submitted and reporting to the full Board of Directors. Three meetings were held during 1993.

         The Company has a Compensation Committee comprised of the following directors: Mr. Garland (chairman), Mr. McRae, Mr. Newberry, and Mr. Woodruff. The Compensation Committee has responsibility for recommending officer pay levels to the Board of Directors for approval. Six meetings were held during 1993.

         The Company had a Nominating Committee during 1993 comprised of the following directors: Mr. Baum, Mr. Garland, Mr. Lewis and Mr. Koonce. The Nominating Committee has responsibility for considering nominees brought to its attention by management and shareholders. One meeting was held during 1993.

- --------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION
- -------------------------------------------------------------------------------
         The following table contains information with respect to compensation awarded, earned or paid during the years 1991-1993 to (i) the chief executive officer, and (ii) the other four most highly compensated officers of the Company in 1993, whose total remuneration paid in 1993 exceeded $100,000.


                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                           COMPENSATION
                                                    ANNUAL COMPENSATION                       AWARDS
                                          ---------------------------------------------  -----------------
                                                                                            SECURITIES
                                                                         OTHER ANNUAL       UNDERLYING       ALL OTHER
                                                                         COMPENSATION       OPTIONS/SARS    COMPENSATION
NAME AND PRINCIPAL POSITION       YEAR    SALARY ($)       BONUS ($)       ($)(1)              (#)(2)         ($)(3)
- -----------------------------------------------------------------------------------------------------------------------
Gene C. Koonce                    1993    $260,846         $76,860           --                --             $1,152
         President & Chief        1992     250,619          55,200           --                --                432
         Executive Officer        1991     239,238              --           --             6,000/2,100          576

James B. Ford                     1993     138,625          41,672           --                --                760
         Senior Vice President    1992     131,110          30,313           --                --                432
         & Treasurer              1991     125,219              --           --             5,000/1,750          576

Thomas R. Blose, Jr.              1993     135,573          40,672           --                --                742
         Senior Vice President -- 1992     128,011          29,585           --                --                432
         Operations & Engineering 1991     122,219              --           --             5,000/1,750          576

Glenn B. Rogers                   1993     111,721          32,025           --                --                605
         Senior Vice President -- 1992     105,556          24,250           --                --                432
         Gas Supply & Marketing   1991     100,473              --           --             4,000/1,400          564

Shirley M. Hawkins                1993      82,042          21,485           --                --                426
         Senior Vice President    1992      74,218          12,604           --                --                312
         & Secretary              1991      69,256              --           --                --                388

(1) The aggregate amount of such compensation for the named officers did not exceed 10% of the total annual salary and bonus for the reported years.
(2) All of the options issued during 1991 were non-qualified stock options and were issued in tandem with SARs for 35% of the number of shares covered by the associated option.
(3)      Dollar value of term life insurance premiums paid by the Company.

- -------------------------------------------------------------------------------

                   AGGREGATED OPTION/SAR EXERCISES IN LAST
                       FISCAL YEAR AND FISCAL YEAR-END
                              OPTION/SAR VALUES
- --------------------------------------------------------------------------------
         Under the Long-Term Stock Plan implemented in 1989, the Compensation Committee may grant incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock or any combination thereof to officers and key employees of the Company and its subsidiaries selected by, and on the terms established by, the Compensation Committee at the time of grant. The Long-Term Stock Plan, which was approved by the shareholders of the Company, will be in effect for ten years.

         The Long-Term Stock Plan has a Stock Appreciation Right ("SAR") feature which provides optionees the right to receive appreciation in the shares of Common Stock subject to such option in Common Stock or cash, or a combination thereof, equal in value to the difference between the fair market value of such shares on the date of exercise and the option exercise price. In addition, the Long-Term Stock Plan provides for payment to the Company of the exercise price of the options in either cash, Common Stock held by an optionee at the time of exercise, or a combination thereof.

         The following table provides information as of December 31, 1993 with respect to the unexercised options to purchase the Company's Common Stock granted under the Long-Term Stock Plan of 1989.


                                                         NUMBER OF SECURITIES
                                                    UNDERLYING UNEXERCISED OPTIONS/    VALUE OF UNEXERCISED IN THE MONEY
                      SHARES                         SARS AT FISCAL YEAR-END (#)(2)    OPTIONS/SARS AT FISCAL YEAR-END ($)(3)
                     ACQUIRED        VALUE (1)       ------------------------------   ---------------------------------------
     NAME          ON EXERCISE (#)  REALIZED ($)     EXERCISABLE    UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
- --------------------------------------------------------------------------------------------------------------------------------
Gene C. Koonce        10,800         $43,350              --         7,200/2,520             --             $35,250/12,338
James B. Ford          9,000          18,125              --         6,000/2,100             --              29,375/10,281
Thomas R. Blose, Jr.   9,000          18,125              --         6,000/2,100             --              29,375/10,281
Glenn B. Rogers         --              --            7,200/2,520    4,800/1,680       $32,500/11,375        23,500/ 8,225

(1) Market value of underlying shares at time of exercise minus the exercise price.
(2) Stock options granted under the Long-Term Stock Plan vest at a rate of 20% per year.
(3) Market value of underlying securities at fiscal year-end (December 31, 1993) of $18.50 per share minus the exercise price.

- -------------------------------------------------------------------------------

                           QUALIFIED RETIREMENT PLAN
- ------------------------------------------------------------------------------
        The following table shows the estimated annual benefits (based on a 10 Years Certain and Life Annuity payable at age 65) payable to employees and officers upon retirement under the Company's Qualified Retirement Plan.

        Considered compensation equals salary and bonus. The calculation of retirement benefits under the plan is based upon final average earnings for the highest five consecutive years of the ten years preceding retirement. The benefits shown are not subject to offset for Social Security or other benefits.

        The current compensation and the years of credited service that would be used in calculating benefits under the Qualified Retirement Plan for the executives named in the Summary Compensation Table are as follows: Mr. Koonce, $316,046, 18 years of service; Mr. Ford, $168,938, 30 years of service; Mr. Blose, $165,158, 35 years of service; Mr. Rogers, $135,971, 33 years of service; and Ms. Hawkins, $94,646, 33 years of service.

                                ESTIMATED ANNUAL PENSION BENEFIT BASED ON SERVICE OF:
                         --------------------------------------------------------------------
     FINAL AVERAGE
  ANNUAL COMPENSATION    15 YEARS   20 YEARS    25 YEARS    30 YEARS    35 YEARS   40 YEARS
- ---------------------------------------------------------------------------------------------
       $ 30,000        $  7,755   $ 10,339    $ 12,214      $ 14,089    $ 15,964    $ 17,839
         40,000          11,130     14,839      17,339        19,839      22,339      24,839
         50,000          14,505     19,339      22,464        25,589      28,714      31,839
         75,000          22,942     30,589      35,277        39,964      44,652      49,339
        100,000          31,380     41,839      48,089        54,339      60,589      66,839
        125,000          39,817     53,089      60,902        68,714      76,527      84,339
        150,000          48,255     64,339      73,714        83,089      92,464     101,839
        175,000          56,692     75,589      86,527        97,464     108,251*    108,251*
        200,000          65,130     86,839      99,339       108,251*    108,251*    108,251*
        225,000          73,567     98,089     108,251       108,251*    108,251*    108,251*
        250,000          82,005    108,251*    108,251*      108,251*    108,251*    108,251*
        275,000          90,442    108,251*    108,251*      108,251*    108,251*    108,251*
        300,000          98,880    108,251*    108,251*      108,251*    108,251*    108,251*
        325,000         107,317    108,251*    108,251*      108,251*    108,251*    108,251*
        350,000         108,251*   108,251*    108,251*      108,251*    108,251*    108,251*

*       This is the maximum benefit payable in the normal form (10 Years
        Certain & Life) under Section 415 of the Internal Revenue Code as of January 1, 1994.
- --------------------------------------------------------------------------------

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
- -------------------------------------------------------------------------------
        The following table shows the estimated total annual regular benefit that a participant in the Company's non-qualified Supplemental Executive Retirement Plan (SERP) would be entitled to receive at age 65 or upon determination of total and permanent disability as defined in the Plan, given the years of service and the compensation levels indicated. The plan provides for payment of supplemental retirement benefits equal to 70% of the officer's basic rate of annual compensation at the time he retires, reduced by the sum of
(i) benefits receivable under the Company's Qualified Retirement Plan and (ii) the annual Primary Insurance Amount payable as the result of participation in the Social Security Program. Estimated Social Security benefits were determined for an individual born in 1929 and using the law effective January 1, 1994. Actual benefits will vary depending on an officer's year of birth and pay history.

        All officers named in the Summary Compensation Table are eligible to participate in the SERP. Estimated credited service at Normal Retirement Date (age 65) for Koonce, Ford, Blose, Rogers, and Hawkins, is 18, 30, 35, 33 and 33 years, respectively.

                                   ESTIMATED ANNUAL PENSION BENEFIT BASED ON SERVICE OF:
                            ----------------------------------------------------------------------
      BASIC RATE OF
  ANNUAL COMPENSATION    15 YEARS   20 YEARS    25 YEARS      30 YEARS    35 YEARS    40 YEARS
  ------------------------------------------------------------------------------------------------
        $ 30,000        $ 1,461    $     0*    $     0*      $     0*    $     0*    $     0*
          40,000          4,018        309           0*            0*          0*          0*
          50,000          7,043      2,209           0*            0*          0*          0*
          75,000         15,794      8,147       3,459             0*          0*          0*
         100,000         24,856     14,397       8,147         1,897           0*          0*
         125,000         33,919     20,647      12,834         5,022           0*          0*
         150,000         42,981     26,897      17,522         8,147           0*          0*
         175,000         52,044     33,147      22,209        11,272         485         485
         200,000         61,106     39,397      26,897        17,985      17,985      17,985
         225,000         70,169     45,647      35,485        35,485      35,485      35,485
         250,000         79,231     52,985      52,985        52,985      52,985      52,985
         275,000         88,294     70,485      70,485        70,485      70,485      70,485

* The benefit determined under the Qualified Retirement Plan is in excess of the benefit determined under the SERP. Therefore, no supplemental retirement benefits are payable.

                COMPLIANCE WITH OWNERSHIP REPORTING REQUIREMENTS
- -------------------------------------------------------------------------------
        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. The Company is required to disclose in this proxy statement any late filings of those reports made by its directors and officers in 1993.
Under the Section 16(a) rules, directors and officers are required to file a
Form 4 on or before the tenth day after the end of the month in which a change in beneficial ownership has occurred. Due to an administrative error, Don L. Howard and James B. Gaylor, Vice Presidents of the Company, failed to file reports for August reflecting the exercise and sale of 3,000 shares, respectively, granted under the Company's Long-Term Stock Plan; Robert M. Elam, also a Vice President of the Company, failed to file a report for October reflecting eight shares purchased under the Company's Employee Stock Purchase Plan. The shares were reported on Form 5 as required by the Securities and Exchange Commission.
- -------------------------------------------------------------------------------

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
- -------------------------------------------------------------------------------
        The Compensation Committee of the Company, made up of four independent members of the Board of Directors, determines the compensation level of the chief executive and other officers of the Company. To assist the Committee in its review and evaluations, independent compensation consultants are retained periodically to confirm the competitiveness of the Company's compensation policies and practices. Among considerations, the elements of compensation and factors and subjective criteria used in the determination of the compensation of executive officers are as follows:

ELEMENTS OF COMPENSATION                           FACTORS AND CRITERIA
- ------------------------------------------------------------------------------------------------------------------------------------

        Base Salary            -   Level of responsibility and experience
                               -   Market comparisons of the base salaries for similar positions at other similar
                               -   industry companies
                               -   Corporate performance as measured by shareholder return on equity and earnings
                               -   Individual performance, including quality and implementation of the strategic plan, organizational and management development, industry and civic involvement

        Annual Bonus           -   Goals (equal to 10% - 37.5% of base salary) are established with respect to earnings, cost containment and customer growth
                               -   No awards are payable unless the Company's earnings equal or exceed the established earnings goal
                               -   Percentage goals are based on market comparisons of bonuses for similar positions at other companies
                               -   Corporate performance as measured by shareholder return on equity and earnings
                               -   Individual performance, separate from overall Company performance, can affect bonus target amount either positively or negatively

        Stock Options          -   Market comparisons of the stock options for certain officers are based on goals attained and similar positions in other companies


                                CEO COMPENSATION

         On recommendation of the Compensation Committee and approval of the Board of Directors, Mr. Koonce's base salary was set at a level of $264,000 at the April 1993 meeting of the Board of Directors in recognition of his efforts in cost containment, improved earnings, increases in shareholder value, continued acquisition program, improvement in the equity base of the Company and other subjective factors. The Compensation Committee held six meetings during 1993, and no recommendations of the Compensation Committee were rejected by the Board of Directors.

Submitted by the Compensation Committee of the Board of Directors of the Company.

              Thomas J. Garland - Chairman     J. M. (Ray) McRae
               Dennis L. Newberry, II     George C. Woodruff, Jr.

- -----------------------------------------------------------------------------

                              COMPANY PERFORMANCE
- -------------------------------------------------------------------------------
        The following graph compares the Company's performance, as measured by the change in price of its Common Stock plus reinvested dividends, with the Standard & Poor's ("S&P") 500 Stock Index and the American Gas Association's Distribution Company Index for the five years ended December 31, 1993.

                     1988      1989        1990       1991     1992      1993
- ----------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------
United Cities
  Gas Company       $100.00    $126.00    $122.00   $157.00    $170.00   $201.00
- ----------------------------------------------------------------------------------
Standard & Poor's
  500 Stock Index   $100.00    $132.00    $128.00   $167.00    $180.00   $198.00
- ----------------------------------------------------------------------------------
American Gas
  Association's
  Distribution
  Company Index     $100.00    $132.00    $134.00   $162.00    $193.00   $224.00
- ----------------------------------------------------------------------------------

The companies in the American Gas Association's Distribution Company Index noted above are as follows: Atlanta Gas Light Company, Atmos Energy Corporation, Bay State Gas Company, Brooklyn Union Gas Company, Cascade Natural Gas Corporation, Colonial Gas Company, Connecticut Energy Corporation, Connecticut Natural Gas, Delta Natural Gas Company, Inc., EnergyNorth, Inc., Essex County Gas Company, EnergyWest, Indiana Energy, Inc., MCN Corporation, Mobile Gas Service Corporation, New Jersey Resources Corporation, North Carolina Natural Gas, Northwest Natural Gas Company, NUI Corporation, Peoples Energy Corporation, Piedmont Natural Gas Company, Providence Energy Corporation, Public Service Company of North Carolina, Southern Union Company, United Cities Gas Company, Washington Gas Light Company, Wisconsin Southern Gas Company, and Yankee Energy System, Inc.



- -------------------------------------------------------------------------------

                   PROPOSAL 2 -- AMENDMENT TO THE ARTICLES
                         OF INCORPORATION TO INCREASE
                           AUTHORIZED COMMON STOCK

- --------------------------------------------------------------------------------
GENERAL

        This proposed amendment to Article Five of the Articles of Incorporation would increase the number of shares of Common Stock, without par value, which the Company is authorized to issue from 20,000,000 to 40,000,000. The text of such proposed amendment is attached to this Proxy Statement as Exhibit A.

        As of March 25, 1994, 10,353,473 shares of Common Stock were issued with an additional 560,065 shares reserved for issue under the Employee Stock Purchase Plan, the Dividend Reinvestment and Stock Purchase Plan and the Company's Long-Term Stock Plan. The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding.

        The Board believes that it is desirable to have the additional authorized shares of Common Stock available for possible future financing and acquisition transactions, stock dividends or splits and other general corporate purposes. Having such additional authorized shares available for issuance in the future would give the Company greater flexibility. The additional shares of Common Stock would be available for issuance without further action by the shareholders. Shareholders will have no pre-emptive rights with respect to any such authorized shares.

        The authorized but unissued shares of Common Stock could also be used by incumbent management to make more difficult a change in control of the Company. Under certain circumstances such shares could be used to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be privately placed with purchasers who might side with the Board in opposing a hostile takeover bid.

        The amendment could also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Company's Common Stock, to acquire control of the Company with a view to imposing a merger, sale of all or any part of the Company's assets or a similar transaction that may not be in the best interest of all of the shareholders, because the issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company.

        At the date of this Proxy Statement, the Company has no plans, arrangements or understandings with respect to the issuance of the shares of Common Stock to be authorized. However, the Company regularly considers acquisitions which could involve the issuance of Common Stock.

        The authority of the Board to issue Common Stock might be considered as having the effect of discouraging an attempt by another person or entity to effect a takeover or otherwise gain control of the Company, since the issuance of additional shares of Common Stock could dilute the voting power of the Common Stock owned by a party attempting to obtain control of the Company and could increase the cost of any such transaction.

        The Articles of Incorporation of the Company provide that a business combination with an interested shareholder (as therein defined) must satisfy certain minimum price, form of consideration and procedural requirements, unless it is approved either by at least an 80% shareholder vote or all of the directors who are unaffiliated with the interested shareholder and contain certain other provisions restricting the sale of Company assets and the ability of shareholders to act by consent, call special meetings,

- --------------------------------------------------------------------------------
remove directors or amend the By-laws of the Company. In addition, the Board of Directors of the Company is divided into three classes and terms of office of the directors are staggered.

        The Articles of Incorporation also authorize the issuance of up to 200,000 shares of Cumulative Preferred Stock with such rights, preferences and limitations as may be determined by the Board of Directors. Such Cumulative Preferred Stock could be issued with terms which might make more difficult a change in control of the Company. The Company is not aware of any pending or threatened efforts to obtain control of the Company.

        The proposed amendment to the Articles of Incorporation increasing the number of shares of Common Stock authorized for issuance must be approved by the holders of a majority of the outstanding shares of Common Stock of the Company.

- --------------------------------------------------------------------------------
              MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY
                RECOMMEND UNANIMOUSLY A VOTE "FOR" THE AMENDMENT
                 TO INCREASE THE COMPANY'S AUTHORIZED SHARES OF
                    COMMON STOCK AS SET FORTH IN PROPOSAL 2.
- --------------------------------------------------------------------------------

           PROPOSAL 3 -- AMENDMENT OF EMPLOYEE STOCK PURCHASE PLAN
- --------------------------------------------------------------------------------
GENERAL

        The Company's Employee Stock Purchase Plan (hereinafter called the "Plan") has been in effect since 1968. The Plan originally authorized the sale to employees of 25,000 shares of Common Stock of the Company and the shareholders have previously approved increases in such number to 200,000 shares. Of such shares, 174,526 have been sold, leaving 25,474 shares available for sale under the Plan. An aggregate of 19,457 shares have been purchased by the Executive Officers of the Company under the Plan. The Board of Directors of the Company has authorized the amendment of the Plan to increase by 200,000 the number of shares available thereunder, subject to the approval of the holders of a majority of the outstanding shares of Common Stock of the Company.

        The Board of Directors believes that stock ownership by a large number of employees has been and will continue to be of mutual benefit to the Company and to the employees, by promoting thrift on the part of individual employees, maintaining and strengthening the employees' desire to remain with the Company and its subsidiaries and stimulating further their efforts in the Company's behalf.

- --------------------------------------------------------------------------------
 MANAGEMENT AND THE BOARD OF DIRECTORS OF THE COMPANY RECOMMEND UNANIMOUSLY A
            VOTE "FOR" THE AMENDMENT OF THE EMPLOYEE STOCK PURCHASE
                        PLAN AS SET FORTH IN PROPOSAL 3.
- --------------------------------------------------------------------------------

                    SUMMARY OF EMPLOYEE STOCK PURCHASE PLAN

        The following is a summary of the major provisions of the Plan:

        SHARES SUBJECT TO PURCHASE -- If the amendment is approved, an aggregate of 225,474 shares of Common Stock of the Company will be reserved for future issuance under the Plan. The number of shares available for purchase will be adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend on the Common Stock or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

        ELIGIBILITY -- All regular employees of the Company and its subsidiaries who are of legal age may participate in the Plan except: (i) employees who have not completed 12 months of service or employees whose customary employment is 20 hours or less per week or five months or less in any calendar year; and (ii) an employee who, immediately after the right to purchase stock is granted, owns stock, directly or indirectly, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or of a subsidiary of the Company. Participation in the Plan is voluntary.

- -------------------------------------------------------------------------------

        PAYMENT PERIODS -- The three-month periods, January 1 to March 31, April 1 to June 30, July 1 to September 30 and October 1 to December 31, are Payment Periods during which payroll deductions will be accumulated under the Plan. Each Payment Period includes all pay days falling within it.

        STOCK PURCHASE DATE -- Stock may be purchased only on the final business day in each Payment Period, such final business day being referred to as the Price Date. At the opening of business on each Price Date, a participating employee shall be granted a right to purchase as many whole shares of stock as such individual's deductions accumulated during the Payment Period will buy. Such right shall be considered exercised at the close of business on such Price Date unless prior thereto such employee has withdrawn or has been considered to have withdrawn from the Plan. An employee will be considered to have withdrawn from the Plan if such individual shall have terminated employment more than three months before the Price Date.

        Only full shares of stock may be purchased. Any balance remaining in an employee's account after a purchase will be reported to the employee and will be carried forward to the next Payment Period unless such employee withdraws the balance from such account.

        PURCHASE PRICE -- The price per share will be the lesser of 90% of the average of the closing prices for such stock on the over-the-counter market as reported in the Midwest Edition of The Wall Street Journal during the 30-day period prior to each Price Date of 90% of the closing price so reported on the Price Date, or on the last preceding day on which quotations are available; provided that the price per share shall not be less than 85% of the fair market value of such stock on the Price Date. On March 25, 1994, the representative closing price as reported in The Wall Street Journal was $16.75.

        MAXIMUM AMOUNT OF PAYROLL DEDUCTIONS -- An employee may authorize payroll deductions in any even dollar amount up to but not more than 20% of such individual's regular base pay.

        In no event shall an employee be granted a right to purchase stock which permits such individual's right to purchase stock under all employee stock purchase plans of the Company or its subsidiaries to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time the right is granted) for each calendar year in which the right is outstanding at any time.

        Under the restriction contained in the first paragraph of this section, the maximum amount which the highest paid employee could authorize as a deduction, given the Company's present compensation structure, would be $25,000 per annum.

        NON-TRANSFERABILITY OF EMPLOYEE'S RIGHTS -- Rights granted to an employee pursuant to the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable, during one's lifetime, only by that individual.

        TERMINATION OF AND AMENDMENTS TO PLAN -- The Plan and all rights of employees to purchase stock with payroll deductions theretofore made may be terminated at any time by action of the Board of Directors of the Company. It shall terminate at the earlier of (a) five years from the adoption of the Plan by the Board of Directors of the Company or (b) the time at which all or substantially all of the authorized shares of stock have been purchased; provided, however, that the Board of Directors of the Company may extend such five-year period prior to the expiration thereof. The Board of Directors has extended the Plan through January 25, 1997. If at any time shares of authorized stock remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the Board of Directors may determine a basis for apportioning such shares among the purchasing employees.


- -------------------------------------------------------------------------------

        The Board of Directors of the Company also reserves the right to amend the Plan from time to time, in any respect, in order to meet changes in legal requirements or for any other reason, insofar as permitted by law. However, no amendment may become effective without prior approval of the shareholders which, under Section 423 of the Internal Revenue Code, would require such shareholder approval.

        ADMINISTRATION OF THE PLAN -- The Treasurer of the Company, or an alternate named by the Treasurer, will administer the Plan and make such interpretations and rulings as are necessary in connection with its operation.

        MISCELLANEOUS INFORMATION -- It is intended that the Plan will continue to be a qualified "Employee Stock Purchase Plan" under the provisions of
Section 423 of the Internal Revenue Code. The Company is advised that under that Section, employees would realize no taxable income upon the grant of rights or acquisition of shares pursuant thereto under the terms of the Plan. The Company is further advised that an employee who has purchased shares under any offering made pursuant to the Plan, and who disposes of such shares within two years from the date of the transfer of shares to such individual thereunder, will realize taxable income under the Internal Revenue Code as compensation based on the difference between the purchase price and the fair market value on the date the employee acquires the right to receive the shares. In the event of such an early disposition, the Company would be allowed a deduction equal to the amount which is taxable to the employee as compensation. If an employee disposes of the shares at any time after the period specified above, any amount which the individual realizes in excess of the fair market value of the shares on the date the right was granted will be treated as long-term capital gain. The balance of any profit which the employee may realize upon the disposition of the shares will be treated as ordinary income. In the case of a disposition after the period specified above, the Company will not be entitled to a deduction in respect of such shares.

        REGULATORY APPROVAL -- The amendment to the Plan will not become effective until authorization for the issuance of the additional 200,000 shares has been received from the Georgia Public Service Commission, the Illinois Commerce Commission, the Tennessee Public Service Commission, and the State Corporation Commission of the Commonwealth of Virginia and the State Corporation Commission of the State of Kansas.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
- -------------------------------------------------------------------------------
        The annual appointment of independent accountants is approved by the Board of Directors, upon recommendation of the Audit Committee. Arthur Andersen
& Co., independent public accountants, have been auditors of the accounts of the Company since January 1, 1965.

        A representative of Arthur Andersen & Co. will be present at the Annual Meeting with the opportunity to make a statement and respond to appropriate questions as needed.


                             SHAREHOLDER PROPOSALS
- -------------------------------------------------------------------------------
        In order for any proposals by shareholders to be included in the 1995 proxy materials for the 1995 Annual Meeting, all such proposals intended for presentation at the 1995 Annual Meeting should be mailed to United Cities Gas Company, Shirley M. Hawkins, Senior Vice President and Secretary, 5300 Maryland Way, Brentwood, Tennessee 37027, and must be received no later than December 5, 1994.

- -------------------------------------------------------------------------------

                                    GENERAL
- -------------------------------------------------------------------------------
        The management knows of no other matters to be presented at the Annual Meeting, but if other matters do properly come before the Annual Meeting it is intended that the persons named in the proxy will vote thereon according to their best judgment. No financial statements are included herein because they are not deemed material to the exercise of prudent judgment with respect to any matter being acted upon at the Annual Meeting.

        The 1993 Annual Report to Shareholders of the Company, including financial statements, is enclosed.


                            EXPENSES OF SOLICITATION
- -------------------------------------------------------------------------------

        The cost of solicitation of proxies will be borne by the Company. In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances and without additional remuneration, be made personally, or by telephone, or mail by one or more employees of the Company. The Company may also reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy material to their principals who are beneficial owners of the Company's stock.

                                      By Order of the Board of Directors,



                                      Shirley M. Hawkins
                                      Senior Vice President and Secretary

Brentwood, Tennessee
April 4, 1994

- -------------------------------------------------------------------------------

                                   EXHIBIT A

    TEXT OF PROPOSED AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE
                           AUTHORIZED COMMON STOCK
- -------------------------------------------------------------------------------

        RESOLVED, THAT: Paragraph 1 of Article Five of the Articles of Incorporation of the corporation is hereby amended in its entirety to read as follows:

                "Paragraph 1: The aggregate number of shares which the
            corporation is authorized to issue is 40,258,000 divided into three classes consisting of 200,000 shares designated as Cumulative Preferred Stock, issuable in series as hereinafter provided, having a par value of $100 per share, 58,000 shares designated as 11-1/2% Cumulative Convertible Preference Stock having a par value of $100 per share and 40,000,000 shares designated as Common Stock, having no par value."

- -------------------------------------------------------------------------------
 PROXY                      UNITED CITIES GAS COMPANY                    PROXY

                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 29, 1994

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned shareholder of United Cities Gas Company hereby appoints Gene C. Koonce, James B. Ford and Shirley M. Hawkins as proxies, each with the power to appoint a substitute, and hereby authorizes them to vote all such shares of such Company as to which the undersigned is entitled to vote at the Annual Meeting of Shareholders of United Cities Gas Company and at all adjournments thereof, to be held in the fifth floor auditorium of the First American Center, 326 Union Street, Nashville, Tennessee on Friday, April 29, 1994, at the hour of 10:30 a.m. (CDT), in accordance with the following instructions.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS, THE AMENDMENT TO THE ARTICLES OF INCORPORATION AND THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                  (Continued and to be signed on reverse side)

- -------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

  PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   /  /
====================================================================================================================================
                                                 FOR ALL
                                 FOR   WITHHOLD  (Except Nominee(s) written below)
1. Election of Directors --      /  /   /  /      /  /
   Nominees: Thomas J. Garland,                          ---------------------------------------------------------------------------
   Gene C. Koonce,
   George C. Woodruff, Jr.

2. Amendment to the Articles    FOR   AGAINST   ABSTAIN                                                     FOR   AGAINST   ABSTAIN
   of Incorporation.             /  /   /  /      /  /   3.  Amendment to the Employee Stock Purchase Plan.  /  /   /  /      /  /

                                                         4.  In their discretion, on such other matters as may
                                                             properly come before the meeting.

                                                             Please vote, sign, date and return this Proxy Card
        LABEL                                                promptly using the enclosed envelope.



                                                             Dated:                                          , 1994
                                                                    ----------------------------------------

                                                             Signature(s):
                                                                          ----------------------------------------------------------

                                                             -----------------------------------------------------------------------
                                                                            Please sign exactly as name appears hereon.
                                                                         Joint owners should each sign.  Where applicable,
                                                                      indicate official position or representative capacity.
- ------------------------------------------------------------------------------------------------------------------------------------